June 19, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Merculite Distributing, Inc. on Form S-1/A (No. 1) of our audit report, dated June 19, 2012 relating to the accompanying balance sheet as of December 31, 2011 and the related statements of operations, stockholders’ deficit, and cash flows from inception (April 30, 2011) through December 31, 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A (No. 1) and this Prospectus. We also consent to the reference to our Firm under the title “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the Registration Statement S-1/A (No. 1) and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
June 19, 2012